UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Analogic Corporation

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Analogic Corporation

Notice of Annual Meeting of Stockholders of

Analogic Corporation to be held on January 28, 2008

The Annual Meeting of Stockholders of Analogic Corporation will be held at our headquarters, located at 8 Centennial Drive, Peabody, Massachusetts 01960, on Monday, January 28, 2008 at 11:00 a.m. (Eastern time) for the following purposes:

(1) To elect three (3) Class I directors for a three-year term, to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

(2) To consider and act upon amendments to our Articles of Organization and By-laws to declassify our board of directors so that our directors will be elected for one-year terms.

(3) To consider and act upon the matter of approving the Analogic Corporation Non-Employee Director Stock Plan, a copy of which is included as Appendix C.

(4) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the meeting or any adjourned session or sessions thereof.

Our board of directors has fixed the close of business on November 23, 2007, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                    JOHN J. FRY

                    Secretary

                    , 2007

IF YOU ARE ENTITLED TO VOTE AT THE MEETING,

KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on January 28, 2008

This proxy statement is furnished on behalf of the board of directors (which we refer to as our board) of Analogic Corporation (which we refer to as we, us, or the Company) in connection with the solicitation of proxies for use at our annual meeting of stockholders (which we refer to as the meeting) to be held on Monday, January 28, 2008 at 11:00 a.m. (Eastern time) at our headquarters, and is being mailed, together with the form of proxy solicited, on or about                     , 2007, to each of our stockholders of record as of the close of business on November 23, 2007.

The enclosed proxy, if executed and returned, will be voted by the persons named in the proxy as directed in the proxy and, in the absence of such direction, for the election of the three nominees as directors, for approval of the board declassification proposal, for approval of the Analogic Corporation Non-Employee Director Stock Plan, and in accordance with their best judgment as to any other matters which are properly brought before the meeting.

Any stockholder giving a proxy in the enclosed form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including the giving of written notice of revocation to us at the above address or to our transfer agent, or the execution and delivery to us or our transfer agent of a subsequent Proxy. Attendance of the stockholder at the meeting in person will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Secretary at the meeting.

Quorum and Vote Required

The holders of record of shares of our common stock, $.05 par value (which we refer to as our common stock), at the close of business on November 23, 2007, may vote at the meeting. On November 23, 2007, there were issued and outstanding 13,263,118 shares of common stock. Each share of common stock is entitled to one vote on each of the matters listed in the Notice of Annual meeting of Stockholders of Analogic Corporation to be held on January 28, 2008.

The holders of a majority of the shares of common stock issued and outstanding at the close of business on November 23, 2007, shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the meeting.

The affirmative vote of the holders of a plurality of the votes cast by the holders of common stock is required for the election of directors. The affirmative vote of the holders of at least 80% of the outstanding shares of common stock is required for approval of the board declassification proposal. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of the Analogic Corporation Non-Employee Director Stock Plan. Shares that abstain from voting as to a particular matter will be considered to be represented at the meeting with respect to that matter. However, shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter will not be considered as shares represented with respect to that matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting for the election of directors or approval of the Analogic Corporation Non-Employee Director Stock Plan, but will have the same effect on the declassification proposal as a vote against that proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Restated Articles of Organization, as amended (which we refer to as our Articles of Organization) and our By-laws, as amended (which we refer to as our By-laws), provide for the division of the board into three classes, each having a staggered, three-year term of office, with the term of one class expiring each year. The board of directors is proposing and recommending that at the meeting, our stockholders approve a proposal that would declassify the board and provide for the annual election of each director beginning with the 2009 annual meeting of stockholders by amending our Articles of Organization and By-laws. (See Proposal 2 beginning at page 12. Currently, the board is comprised of ten members, consisting of three Class I directors, three Class II directors, and four Class III directors. The terms of three directors, M. Ross Brown, Michael T. Modic, and Edward F. Voboril, will expire at the meeting. M. Ross Brown, Michael T. Modic, and Edward F. Voboril have been nominated for re-election as Class I directors, to hold office until our 2011 Annual meeting of stockholders, and until their respective successors have been duly elected and qualified.

The persons named in the enclosed Proxy will vote to elect as directors the three nominees named above, all of whom are presently directors of the Company, unless and to the extent authority to vote for the election of one or more of the nominees is withheld by marking the Proxy to that effect. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named Proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The following table sets forth certain information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires. Nominees for Class I director are indicated by an asterisk (*).

Our board of directors recommends a vote “FOR” each of the nominees.

Name	Age	Principal Occupation or Employment	Director Since
If elected, term expires in 2011:
M. Ross Brown*	73	Retired Vice President of Analogic Corporation	1984

Michael T. Modic* (2)(3)	58	Chairman of the Division of Radiology at the Cleveland Clinic Foundation	2001

Edward F. Voboril* (1)(2)(3)	65	Chairman of the Board of Directors of Greatbatch, Inc.	1990

Term expires in 2010:
Bernard M. Gordon	80	Chairman of the Board	1969

John A. Tarello	76	Vice Chairman of the Board	1979

James W. Green	49	President and Chief Executive Officer	2007

Fred B. Parks (2)(3)	60	Chairman of the Board of Directors and Chief Executive Officer of Urologix, Inc.	2007

Term expires in 2009:
James J. Judge (1)(3)	51	Senior Vice President, Chief Financial Officer and Treasurer of NSTAR Corporation	2005

Bruce W. Steinhauer (1)(2)(3)	74	Professor of Medicine, University of Tennessee College of Medicine, and Former President and Chief Executive Officer of The Regional Medical Center at Memphis	1993

Gerald L. Wilson (1)(2)(3)	68	Former Dean, School of Engineering, and Professor, Massachusetts Institute of Technology	1980

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

M. Ross Brown retired from the Company in November 1999. Mr. Brown joined us in August 1984 and was responsible for managing our manufacturing operations.

Dr. Michael T. Modic has been the Chairman of the Division of Radiology at the Cleveland Clinic Foundation in Cleveland, Ohio, since 1989, and has been on its Board of Governors since 2000. Dr. Modic also has been a Professor of Radiology at The Ohio State University College of Medicine and Public Health since 1993.

Edward F. Voboril has served as Chairman of the Board of Directors of Greatbatch, Inc. of Clarence, New York, since 1997. He served as that company’s President and Chief Executive Officer from 1990 to August 2006. Greatbatch, Inc. is a developer and manufacturer of power sources, wet tantalum capacitors, and precision engineered components and sub-assemblies used in implantable medical devices.

Bernard M. Gordon was our Chairman of the Board from 1969 to April 2004 and from November 8, 2006 through the present, and was President from 1980 to 1995 and from October 2001 to April 2003. Mr. Gordon was our Executive Chairman from February 2002 to April 2004 and from November 2006 to May 2007, in which capacity he served as our Chairman of the Board and as our principal executive officer. Mr. Gordon served as our “Advisor to the President” from May 21, 2007 through July 31, 2007. Mr. Gordon was our Chief Executive Officer from 1973 to 2000 and from February 2002 to August 2003. Mr. Gordon is the Chairman of the Board of Trustees of the Lahey Clinic. Mr. Gordon has been the Executive Chairman and the Chairman of the Board of Directors of Neurologica Corp. since February 2005. From February 2004 to February 2005, he was that company’s Chairman of the Board of Directors, and from February 2004 to April 2006, he was its Chief Executive Officer. Neurologica Corp. develops and manufactures imaging equipment for neurological scanning applications.

John A. Tarello retired from the Company in November 1999. Mr. Tarello was our Chairman of the Board from April 2004 until November 8, 2006, on which date he was appointed as our Vice Chairman of the board on an interim basis. Mr. Tarello was our Controller from May 1970 to July 1982, a Vice President of the Company from 1971 to 1980, a Senior Vice President from 1980 to 1999, and Treasurer from 1985 to 1999.

James W. Green joined us as President and Chief Executive Officer in May 2007. Mr. Green was previously Regional Vice President, California Division, of Quest Diagnostics Incorporated, a leading provider of diagnostic testing, information, and services, from April 2005 to May 2007. Before joining Quest Diagnostics Incorporated, Mr. Green was Senior Vice President & General Manager of Computed Tomography for Philips Medical Systems, a global leader in the business of developing, manufacturing, and marketing computed tomography equipment used in medical imaging applications, from October 2001 to April 2005.

Fred B. Parks, Ph.D., has been the Chairman of the Board and Chief Executive Officer of Urologix, Inc. since May 2003. Urologix develops and markets non-surgical, catheter-based therapies that use a proprietary technology for treatment of benign prostatic hyperplasia. Prior to joining Urologix, Mr. Parks was employed by Philips Medical Systems-Cleveland (formerly Marconi Medical) from 1999 to 2003.

James J. Judge has been the Senior Vice President, Chief Financial Officer, and Treasurer of NSTAR, a Massachusetts based utility company, since 1999. Prior to that, he held a number of executive positions at BEC Energy/Boston Edison.

Dr. Bruce W. Steinhauer is a Professor of Medicine at the University of Tennessee College of Medicine. Dr. Steinhauer retired in November 2006 as President and Chief Executive Officer of The Regional Medical Center at Memphis, where he had served in those capacities since 1998. From 1992 to 1998, he was the Chief Executive Officer of the Lahey-Hitchcock Clinic. From 1988 to 1992, he was the Senior Vice President for Medical Affairs and Chairman of the Board of Governors for the Medical Group Practice of the Henry Ford Hospital.

Dr. Gerald L. Wilson is the former Dean of the School of Engineering at the Massachusetts Institute of Technology (or MIT) and the Vannevar Bush Professor of Engineering at MIT. Dr. Wilson has served on MIT’s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. He is a trustee of NSTAR, a Massachusetts based utility company, and a director of Evergreen Solar, Inc.

CORPORATE GOVERNANCE

The board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The board reviews its governance practices on an ongoing basis in light of the Sarbanes-Oxley Act of 2002, the rules and regulations of the United States Securities and Exchange Commission (or SEC), and the listing standards of the NASDAQ Stock Market (or NASDAQ). This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters, and code of business conduct and ethics described below are posted on the Corporate Governance section of our website, which is located at www.analogic.com. Alternatively, you can request a copy of any of these documents by writing to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities, and to serve our best interests and those of our stockholders. The corporate governance guidelines provide a framework for the conduct of the board’s business and specify, among other matters, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the board shall be independent directors;

•	the independent directors shall meet in executive session at least semi-annually to discuss, among other matters, the performance of our Chief Executive Officer;

•	directors have full and free access to our officers and employees and, as necessary, independent advisors;

•	the board and our management shall conduct a mandatory orientation program for new directors, and all directors are expected to be involved in continuing director education on an ongoing basis; and

•	the board’s responsibilities include evaluating the overall effectiveness of the board and its committees.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal operating officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We intend to post on our website all disclosures that are required by law or the NASDAQ’s listing standards concerning any amendments to, or waivers of, any provision of our code of business conduct and ethics.

Board Committees

The board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the board. A copy of each committee’s charter is posted on the Corporate Governance section of our website, which is located at www.analogic.com.

A former fourth standing committee, the business operations committee, was dissolved during the fiscal year ended July 31, 2007 (which we refer to as fiscal 2007).

The board has determined that all of the members of each of the board’s three standing committees are independent as defined under NASDAQ rules applicable to us, including, in the case of all of the members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act). Upon a determination by the board during fiscal 2007 that Mr. Brown and Mr. Tarello were no longer independent under NASDAQ rules applicable to us, Mr. Brown resigned from the Nominating and Corporate Governance Committee, and Mr. Tarello resigned from the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, overseeing the independence of, and setting the compensation of our independent registered public accounting firm;

•	overseeing our independent registered public accounting firm, including through the receipt and consideration of certain reports made by our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements;

•	coordinating the board’s oversight of our internal accounting controls for financial reporting, our disclosure controls and procedures, and our code of business conduct and ethics;

•	establishing procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting or auditing matters;

•	meeting separately with our independent registered public accounting firm and with management; and

•	preparing the audit committee report required by SEC rules (which is included on page 19 of this proxy statement).

Our board has determined that Mr. Judge is an “audit committee financial expert” as defined in the SEC rules.

The current members of our Audit Committee are Mr. Judge, Chairman, Dr. Steinhauer, Mr. Voboril, and Dr. Wilson. Our Audit Committee met five times during fiscal 2007.

Compensation Committee

Our Compensation Committee’s responsibilities include:

•	annually reviewing and approving the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and making recommendations to the board with respect to incentive-compensation plans and equity-based plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The current members of our Compensation Committee are Dr. Modic, Mr. Parks, Dr. Steinhauer, Mr. Voboril, and Dr. Wilson, Chairman. Our Compensation Committee met eleven times during fiscal 2007.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board;

•	recommending to the board the persons to be nominated for election as directors and for election to each of the board’s committees;

•	reporting to the board with respect to management succession planning; and

•	developing and recommending to the board a set of corporate governance guidelines.

The current members of our Nominating and Corporate Governance Committee are Mr. Judge, Dr. Modic, Mr. Parks, Dr. Steinhauer, Chairman, Mr. Voboril, and Dr. Wilson. Our Nominating and Corporate Governance Committee met ten times during fiscal 2007.

Director Independence

Under NASDAQ rules applicable to us, a director of the Company qualifies as an “independent director” only if, in the opinion of the board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that none of Mr. Judge, Dr. Modic, Mr. Parks, Dr. Steinhauer, Mr. Voboril, or Dr. Wilson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The board also has determined that all of the current members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under NASDAQ rules.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. Among other matters, these criteria specify that director nominees should have a reputation for integrity, demonstrated business acumen, a commitment to understand us and our industry, and the interest and ability to act in the interests of all of our stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective director nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of the common stock for at least a year as of the date on which such recommendation is made, to Nominating and Corporate Governance Committee, c/o John J. Fry, Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive,

Peabody, Massachusetts 01960. Assuming that appropriate biographical and background materials have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders.

Stockholders also have the right under the By-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board, by following the procedures set forth in Article II, Section 15, of our By-laws. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors only if written notice of such stockholder’s intent to make such nomination or nominations has been given to our Secretary not later than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Any stockholder notice of nomination shall contain the information set forth in Article II, Section 15, of our By-laws.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board, with the assistance of our Vice President, General Counsel, and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o John J. Fry, Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

Board meetings and Attendance

The board met sixteen times during fiscal 2007, either in person or by teleconference. During fiscal 2007, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which he then served.

Director Attendance at Annual meeting of Stockholders

We do not have a formal policy regarding the directors’ attendance at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. All directors attended the January 2007 annual meeting of stockholders.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board when appropriate. Non-employee directors receive annual cash retainers, meeting fees, and, subject to approval of the Analogic Corporation Non-Employee Director Stock Plan by our stockholders at the meeting, annual equity awards for their service. Such annual equity awards are described in more detail beginning at page 15 of this proxy statement in connection with the discussion of Proposal 3. No compensation is paid to any director for his or her service as such if that director is an employee of ours. For the fiscal year ending July 31, 2008 (which we refer to as fiscal 2008), the following compensation changes were made for non-employee directors:

•	The monthly cash retainer for the Chairman of the Board was increased to $10,000 for fiscal 2008 from $5,000 for fiscal 2007.

•	The annual cash retainer for directors, other than the Chairman of the Board, was increased to $25,000 for fiscal 2008 from $15,000 for fiscal 2007.

•	The annual fee for the chairman of the Audit Committee was increased to $6,000 for fiscal 2008 from $3,000 for fiscal 2007.

Each director of ours who is not also an employee of the Company is entitled to a fee of $1,500 per meeting for each meeting of the board or any board committee attended in person, and a fee of $1,000 per meeting for each meeting of the board or any board committee attended by telephone, together with reimbursement of travel expenses under certain circumstances. In addition, each director who serves as chairman of the Compensation Committee or the Nominating and Corporate Governance Committee is entitled to an annual fee of $3,000. Mr. Gordon, our Chairman of the Board, received compensation in the amount of $42,333 for service as a director and as Chairman of the Board in fiscal 2007, $27,083 of which while serving as Executive Chairman of the Company from November 8, 2006 to May 20, 2007, in which capacity he served as our principal executive officer, and as an employee of the Company with the title “Advisor to the President” from May 21, 2007 through July 31, 2007. For serving as our principal executive officer and as “Advisor to the President”, Mr. Gordon also received compensation of $271,247, which is based on an annualized rate of $350,000.

The table below summarizes the compensation that we paid to our non-employee directors for fiscal 2007.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(5)	All Other Compensation ($)		Total ($)
Bernard M. Gordon	42,333	24,021	874,404	(3)	940,758
M. Ross Brown	50,000	13,336	230,500	(4)	293.836
James J. Judge	57,000	23,473	—		80,473
Michael T. Modic	49,000	24,504	—		73,504
Bruce W. Steinhauer	62,500	21,096	—		83,596
John A. Tarello	77,500	13,336	219,500	(4)	310,336
Edward F. Voboril	60,000	21,096	—		81,096
Gerald W. Wilson	66,000	21,096	—		87,096
Fred B. Parks (6)	—	—	—		—

(1)	The next table further describes the information included in this column.

(2)	This column represents the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2007 related to stock option and restricted stock awards in accordance with Statement of Financial Accounting Standards (or SFAS) No. 123(R), “Share-Based Payment”, disregarding the estimate for forfeitures, and thus includes amounts for stock option and restricted stock awards granted in prior years. There were no stock option or restricted stock awards issued to directors in fiscal 2007. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2007.

(3)	This amount represents compensation received by Mr. Gordon for serving as our principal executive officer from November 8, 2006 through May 20, 2007, and as an employee of the Company with the title “Advisor to the President” from May 21, 2007 through July 31, 2007. For additional details, see the discussion preceding the table above.

(4)	This amount represents discretionary compensation received for advisory services provided to us during fiscal 2007.

(5)	The non-employee directors have the following outstanding stock option awards as of July 31, 2007: Mr. Gordon: 0; Mr. Brown: 0; Mr. Judge: 5,000; Dr. Modic: 10,000; Dr. Steinhauer: 10,000; Mr. Tarello: 0; Mr. Voboril: 10,000; Mr. Wilson: 5,000; and Mr. Parks: 0.

(6)	Mr. Parks was not a director of the Company during fiscal 2007.

The following table further describes the information included in the Fees Earned or Paid in Cash column in the preceding table.

Name	Annual Retainers ($)	Board Chairman Fee ($)	Board Meeting Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Corporate Governance and Nominating Committee Fees ($)	Total ($)
Bernard M. Gordon	7,500	23,333	10,000	—	—	1,500	42,333
M. Ross Brown	15,000	—	23,500	—	—	11,500	50,000
James J. Judge	15,000	—	18,000	12,000	—	12,000	57,000
Michael T. Modic	15,000	—	16,000	—	7,000	11,000	49,000
Bruce W. Steinhauer	15,000	—	16,500	6,500	9,500	15,000	62,500
John A. Tarello	15,000	17,500	23,000	—	9,000	13,000	77,500
Edward F. Voboril	15,000	—	15,500	6,500	10,000	13,000	60,000
Gerald W. Wilson	15,000	—	20,500	6,000	13,000	11,500	66,000
Fred B. Parks	—	—	—	—	—	—	—

In June 1996, the board adopted and the stockholders approved at the 1997 annual meeting of our stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, which was amended by the board on December 8, 2003, and approved by our stockholders at the 2004 annual meeting of our stockholders, and as further amended by the board on September 20, 2006 (which we refer to as the 1997 Plan). Pursuant to the 1997 Plan, options to purchase 150,000 shares of Common Stock may be granted only to our directors or any subsidiary who are not employees of the Company or any subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the common stock on the date of grant. The 1997 Plan provides that each new non-employee director who is elected to the board shall be granted an option to acquire 5,000 shares, effective as of the date on which he or she is first elected to the board.

The 1997 Plan further provides that every four years from the date on which a non-employee director was last granted a non-employee director option, that non-employee director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

Options granted under the 1997 Plan become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, and expire ten years after the date of grant. No grants of options to purchase our common stock were made under the 1997 Plan to any of the directors in fiscal 2007. Upon his election as a director in August 2007, Mr. Parks was granted an option for 5,000 shares pursuant to the 1997 Plan.

The 1997 Plan is administered by members of the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS,

AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of our common stock as of October 31, 2007 (except as otherwise indicated) by (a) all persons (including any “group,” as defined in section 13(d)(3) of the Exchange Act) known by us to beneficially own 5% or more of our common stock, and (b) each director and nominee for director of the Company, (c) our named executive officers (as defined under “Compensation of Executive Officers—Summary Compensation Table” below), and (d) all of our directors and executive officers as a group. With respect to directors and executive officers, the amounts shown are based upon information furnished by the individual directors and officers. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon exercise of stock options that are immediately exercisable or exercisable within 60 days after October 31, 2007. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 31, 2007. Except as otherwise indicated, to our knowledge, the persons identified below have sole voting and sole investment power with respect to the shares they own of record.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Stockholders
T. Rowe Price Associates, Inc. (1)	1,081,480		7.7%
100 East Pratt Street
Baltimore, Maryland 21202

Artisan Partners, LP (2)	1,065,600		7.6%
875 East Wisconsin Avenue, Suite 800
Milwaukee, Wisconsin 53202-3197

Dimensional Fund Advisors LP (3)	846,478		6.06%
1299 Ocean Avenue
Santa Monica, California 90401

Advisory Research, Inc. (4)	730,840		5.234%
180 North Stetson Street, Suite 5500
Chicago, Illinois 60601

Barclays Global Investors, N.A. (5)	721,410		5.16%
5 Fremont Street
San Francisco, California 94105-2228

Directors
M. Ross Brown	0		*
Michael T. Modic	8,334	(6)	*
Edward F. Voboril	10,000	(7)	*
Bernard M. Gordon	6,000	(8)	*
John A. Tarello	0		*
James W. Green	17,500		*
Fred B. Parks	0		*
James J. Judge	3,334	(9)	*
Bruce W. Steinhauer	14,000	(10)	*
Gerald L. Wilson	8,000	(11)	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers (Other than Mr. Green, listed above)
Edmund F. Becker, Jr.	17,479	(12)	*
John J. Millerick	8,199		*
Alex A. Van Adzin	10,750	(13)	*
John J. Fry (14)	100		*
Donald B. Melson	6,500		*
All Directors and Executive Officers as a Group (15 persons)	110,196	(15)	*

*	Represents less than 1% ownership.

(1)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2007, which presents information as of December 31, 2006. These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with sole voting power as to 217,400 shares and sole dispositive power as to 1,081,480 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly denies that it is, in fact, the beneficial owner of such securities.

(2)	Based solely on a Schedule 13G/A filed with the SEC on January 26, 2007, which presents information as of December 31, 2006. This Schedule 13G/A was filed on behalf of Artisans Partnership Limited Partnership, Artisan Investment Corporation, Andrew A Ziegler, and Carlene Murphy Ziegler, pursuant to a Joint Filing Agreement, a copy of which is attached as Exhibit 1 to the Schedule 13G/A. Each of Artisans Partnership Limited Partnership, Artisan Investment Corporation, Andrew A Ziegler, and Carlene Murphy Ziegler have shared voting power as to 914,700 shares and shared dispositive power as to 1,065,600 shares.

(3)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2007, which presents information as of December 31, 2006.

(4)	Based solely on a Schedule 13G filed with the SEC on February 20, 2007, which presents information as of December 31, 2006.

(5)	Based solely on a Schedule 13G filed with the SEC on January 23, 2007, which presents information as of December 31, 2006.

(6)	Includes 8,334 shares issuable upon exercise of options exercisable within 60 days after October 31, 2007.

(7)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days after October 31, 2007.

(8)	The shares reported above are owned by The Bernard Gordon Charitable Remainder Unitrust Trust (or the Trust), of which Mr. Gordon serves as a Co-Trustee. The Trustees have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a section 501(c)(3) trust under the United States Internal Revenue Code of 1986, as amended (which we refer to as the Code), formed by Mr. Gordon with its principal office located at 14 Electronics Avenue, Danvers, Massachusetts.

(9)	Includes 3,334 shares issuable upon exercise of options exercisable within 60 days after October 31, 2007.

(10)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days after October 31, 2007.

(11)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days after October 31, 2007.

(12)	Includes 4,000 shares issuable upon exercise of options exercisable within 60 days after October 31, 2007.

(13)	Includes 1,750 shares issuable upon exercise of options exercisable within 60 days of October 31, 2007. Mr. Van Adzin resigned as an executive officer of the Company, effective November 21, 2007.

(14)	Mr. Fry was elected as Vice President, General Counsel, and Secretary, effective November 26, 2007.

(15)	Includes 42,418 shares issuable upon exercise of options exercisable within 60 days after October 31, 2007.

PROPOSAL 2

PROPOSAL TO DECLASSIFY OUR BOARD OF DIRECTORS

On November 26, 2007, our board adopted, upon the recommendation of our Nominating and Corporate Governance Committee and subject to stockholder approval, amendments to our Articles of Organization and our By-laws to declassify our board so that directors will be elected for one-year terms rather than staggered three-year terms.

For the reasons discussed below, our board believes that the declassification of our board is in the best interest of the Company and our stockholders and recommends a vote “FOR” the approval of the proposed amendments to our Articles of Organization and By-laws as described below.

Background of the Proposal

The proxy statement for our annual meeting of stockholders held in January 2006 (which we refer to as the 2006 annual meeting) included a proposal, submitted by Catalysis Partners, LLC, requesting that our board take the necessary steps to declassify our board. This stockholder proposal was approved by the holders of approximately 81% of the shares of Common Stock voted on the matter and approximately 67% of the shares of Common Stock outstanding. However, because a stockholder vote alone is not sufficient to declassify our board—our board must also approve the declassification—this stockholder proposal was a “precatory” proposal; that is, approval of the proposal constituted a request that our board take the necessary steps to declassify our Board, but did not itself effect declassification.

Since the approval of the declassification proposal, our board and our Nominating and Corporate Governance Committee have on a number of occasions discussed the merits of declassifying our Board. While our board continues to believe that there are benefits of a classified board of directors, our board has come to the conclusion that eliminating the classified board is in the best interests of us and our stockholders.

In reaching this decision, our board took into account the following benefits of a classified board of directors. First, the three-year staggered terms of directors provide stability and continuity in our leadership by ensuring that, at any given time, our board would have a majority of members who have served for more than one year and therefore have developed a deeper understanding of our business. Second, a classified board of directors can play an important role in ensuring that stockholders are protected against an unsolicited takeover proposal at an unfair price. A classified board would prevent a potential acquirer from replacing at a single stockholder meeting all or a majority of the directors with its own nominees, who could then approve the takeover proposal from that acquirer even if the price did not adequately value us.

However, our board believes that a classified board of directors is not the only means to achieve these benefits. Director continuity can be attained even without a classified board, and there are other means available to our board to help ensure that any acquisition of Analogic involves a fair price to our stockholders. Moreover, our board understands that many stockholders believe that a classified board reduces director accountability to stockholders and limits stockholders’ ability to influence company leadership and policies. After weighing these factors, and considering the views of our stockholders as expressed through their support of the declassification proposal at the 2006 annual meeting, our board decided to approve the declassification of our board and submit this proposal to our stockholders.

Our board is classified pursuant to two independent sets of provisions:

•	Our Articles of Organization and By-laws contain various provisions establishing a classified board of directors and setting forth various procedural and other terms relating to the classified board.

•

Section 8.06(b) of the Massachusetts Business Corporation Act, (which we refer to as the MBCA), provides, in summary, that all publicly-traded Massachusetts corporations shall have a classified board of directors unless the corporation opts out of the provisions of Section 8.06(b) by a vote of the board of directors or by a vote of two-thirds of the outstanding shares of common stock.

In addition to approving the amendments to our Articles of Organization and By-laws that are being presented to stockholders in this proposal, on November 26, 2007 our board also opted out of Section 8.06(b) of the MBCA.

Terms of Amendments to our Articles of Organization and By-laws

The following is a summary of the amendments to our Articles of Organization and By-laws that we are presenting for stockholder approval for the purpose of declassifying our board. The Articles of Amendment effecting the amendments to our Articles of Organization, and Sections 2 and 5 of Article II of our By-laws as revised to reflect the proposed amendments to our By-laws, are attached as Appendix A and Appendix B, respectively, to this proxy statement, and the summary below is qualified by reference to those exhibits.

Our Articles of Organization and By-laws provide for the division of our board into three classes, each having a staggered, three-year term of office, with the term of one class expiring each year. Currently, our board is comprised of 10 members, consisting of three Class I directors, whose terms will expire at the meeting; three Class II directors, whose terms will expire at the annual meeting of stockholders to be held in January 2009 (the “2009 annual meeting”); and four Class III directors, whose terms will expire at the annual meeting of stockholders to be held in January 2010 (the “2010 annual meeting”). If the proposed amendments to our Articles of Organization and By-laws are approved, our board will be declassified so that the division of directors into classes will be eliminated and all directors will be elected for a one-year term. The declassification process would take place as follows: at the meeting, the Class I directors would be elected for a three-year term; at the 2009 annual meeting, the Class II directors would be elected for a one-year term; at the 2010 annual meeting, the Class II directors and the Class III directors would be elected for a one-year term; and at the at the annual meeting of stockholders to be held in January 2011, (and at each annual meeting thereafter) all directors would be elected for a one-year term.

In addition, our Articles of Organization currently provide that amendments to the provisions of our Articles of Organization or By-laws relating to our classified board—including the amendments being presented to stockholders in this proposal—require the approval of the holders of at least 80% of the outstanding shares of Common Stock. Our revised Articles of Organization and By-laws would contain no special terms regarding amendments to the provisions relating to our board. As a result, an amendment to our Articles of Organization would require the approval of our board and the holders of at least two-thirds of the outstanding shares of common stock, and an amendment to our By-laws would require the approval of our board or the holders of a majority of the shares of Common Stock voting on the matter.

PROPOSAL 3

APPROVAL OF THE ANALOGIC CORPORATION NON-EMPLOYEE DIRECTOR STOCK PLAN

On November 26, 2007, the board adopted, subject to stockholder approval, the Analogic Corporation Non-Employee Director Stock Plan (which we refer to as the Plan). Up to 100,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to the Plan.

The board believes that adoption of the Plan will further our growth and development and promote the achievement of our other long-term objectives by linking the personal interests of our non-employee directors to those of our stockholders and by enhancing our ability to attract, motivate, and retain non-employee directors of outstanding competence.

The board expects that each of our non-employee directors, throughout the period he or she remains a director, will not sell any shares of our common stock until he or she owns at least 2,000 shares of our common stock or Deferred Stock Units, or a combination of the two, and after attainment of that level of ownership interest, will continue to retain at least that level. Compliance with this expectation will help to ensure alignment of the interests of our stockholders and directors.

Accordingly, the board believes adoption of the Plan is in the best interests of our stockholders and recommends a vote “FOR” the approval of the Plan and the reservation of 100,000 shares of Common Stock for issuance thereunder.

Description of the Plan

The following is a brief summary of the Plan, a copy of which is attached as Appendix C to this proxy statement; however, it is not complete and therefore you should not rely solely on it for a detailed description of every aspect of the Plan.

Administration:

The Compensation Committee of the board shall administer the Plan.

Eligibility

Participation in the Plan is limited to our non-employee directors while serving on the board.

Annual Equity Grants

The Plan provides for an Annual Share Retainer to be granted to each participant on each February 1. The Annual Share retainer will initially have a value of $35,000. The number of shares of common stock (the “Shares”) a participant will receive as a result of the Annual Share Retainer will be equal to the quotient determined by dividing the dollar value of the Annual Share Retainer by the fair market value of a share on February 1 of the calendar year preceding the date of the grant. Under the Plan, the dollar value of the Annual Share Retainer may be adjusted from year to year as determined by the board after review by and a recommendation of the Compensation Committee, subject to a maximum annual dollar amount of $70,000 per non-employee director. Participants are not required to pay any purchase price for this Annual Share Retainer.

Deferral Opportunity for Annual Share Retainer and Annual Cash Retainer

Each participant may elect to receive any or all of (i) his or her Annual Share Retainer for a given calendar year or (ii) his or her Annual Cash Retainer (which consists of the annual base cash compensation received by a non-employee director for service on the board and, if any, service on a committee of the board, and, if applicable, all other compensation received by the non-employee director for service as Chairman of the Board and as a committee chairman) in the form of “Deferred Stock Units”, as elected by the participant no later than December 15 of the preceding calendar year. If Deferred Stock Units are elected, the number of units is determined by dividing the dollar value of the Annual Share Retainer (or portion thereof being deferred) by the fair market value of a share on the date that the annual share retained otherwise would have been paid. The Deferred Stock Units are then assigned to a “Deferred Stock Unit Account” established and maintained by us for each participant who receives Deferred Stock Units pursuant to the Plan. The value of the Deferred Stock Units credited to this account shall be adjusted from time to time based on changes in the value of a share. Additional Deferred Stock Units shall be credited to this account based on the value of dividend equivalents that are earned on Deferred Stock Units, and which are equal to dividends that are paid on a corresponding number of shares.

Payment of Deferred Accounts

The payout of the value (as adjusted in accordance with the Plan) of each grant of Deferred Stock Units will be made in a single cash payment within thirty days following the Participant’s termination of service on the board or sooner, if previously elected by the Participant, on a date certain selected by the Participant prior to the time the Deferred Stock Units were acquired by the Participant; provided, the date selected may not be less than one year from the date on which such Deferred Stock Units were acquired. Benefits remaining unpaid at the Participant’s death shall be paid to either a designated beneficiary or the Participant’s estate.

Hardship Withdrawals

If a participant experiences an unforeseeable emergency as defined in the Plan, that results in severe financial hardship, the Plan permits the Compensation Committee to determine in its sole discretion whether to approve any hardship withdrawal and limits the amount of the withdrawal to the amount deemed by the Compensation Committee reasonably necessary to meet the emergency need. A severe financial hardship will be deemed to exist only when all other reasonably available financial resources have been exhausted. If the Compensation Committee approves a hardship withdrawal for a Participant or his or her beneficiary, the Participant’s right to continue making deferral elections becomes restricted as provided in the Plan.

Plan Term, Termination and Amendment

If a majority of the shares of our common stock represented at the meeting is voted in favor of the Plan, the Plan shall become effective on January 28, 2008, and shall remain in effect until January 28, 2018. However, the board may amend, suspend, or terminate the Plan or any portion thereof at any time and from time to time, subject to all applicable laws, rules, regulations, and the like, including those which may require stockholder approval. Any termination, amendment or modification of the Plan will not impair the rights under any outstanding award without the consent of the Participant.

Non-transferability

Awards and benefits under the Plan may not be transferred, assigned or alienated by Participants. Payments under the Plan shall be made only to the Participant, except for amounts paid to a Participant’s beneficiaries or estate following the Participant’s death, any amounts that are permitted to be directed to family trusts, and any amounts distributed as hardship withdrawals.

Capital Changes

If the number of shares of common stock is changed by a stock split, merger, consolidation, separation, reorganization, liquidation or similar change in our capital structure, the Compensation Committee will adjust the number and class of shares of common stock available for issuance under the Plan, and the number and valuation of each outstanding Deferred Stock Unit, in a manner determined to be appropriate and equitable to prevent dilution or enlargement of rights.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all grants are exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Compensation Committee, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Under federal tax laws in effect as of the date of this proxy statement, participants do not recognize taxable income with respect to Plan benefits until amounts are actually paid or distributed to them. A participant must recognize ordinary income (subject to all applicable taxes) upon the receipt of an Annual Share Retainer in an amount equal to the dollar value of that retainer (initially $35,000). This amount will also be the participant’s cost basis for these shares for purposes of determining any additional taxable income at the time the participant disposes of the shares of common stock.

For compensation that is deferred under the Plan in compliance with Section 409A of the Code as Deferred Stock Units, no taxable income is recognized under current tax laws at the time of the deferral. The Participant must recognize ordinary income (subject to all applicable taxes) at the time or times these amounts are paid to the Participant.

For each amount that is paid or distributed from the Plan, we are entitled to a corresponding tax deduction in the same year that the amount must be recognized by the Participant as taxable income.

The foregoing is only intended as a summary of the federal income tax consequences that apply to awards and payments under the Plan, based on our interpretation of current tax laws.

EXECUTIVE OFFICERS

Our current executive officers are:

Name	Age	Position	Date Since Office Has Been Held
James W. Green	49	President and Chief Executive Officer	2007
Edmund F. Becker, Jr.	71	Executive Vice President and Chief Operating Officer	2005
John J. Millerick	59	Senior Vice President, Chief Financial Officer, and Treasurer	2000
John J. Fry	46	Vice President, General Counsel, and Secretary	2007
Donald B. Melson	55	Vice President and Corporate Controller	2006

For additional information with respect to Mr. Green, who is also a director, see Proposal 1—Election of Directors.

Edmund F. Becker, Jr. was appointed Executive Vice President and Chief Operating Officer in November 2005. Dr. Becker was appointed President and Chief Operating Officer in November 2006. Dr. Becker was appointed our Executive Vice President and Chief Operating Officer in May 2007. Dr. Becker has been our employee since 1977. Serving many years as our Vice President and General Manager of the Medical Imaging Components Division, until July 2004 Dr. Becker headed our medical imaging subsystems business as we developed into the world’s leading supplier of subsystems to original equipment manufacturers in the emerging field of diagnostic medical imaging.

John J. Millerick joined the Company as Senior Vice President, Chief Financial Officer, and Treasurer in January 2000. Mr. Millerick was previously Senior Vice President and Chief Financial Officer of CalComp Technology Inc., a manufacturer of computer technology and peripherals, from 1996 to 1999. Before joining CalComp Technology, Inc., Mr. Millerick was Vice President-Finance of the Personal Computer Unit of Digital Equipment Corporation, a computer manufacturer, from 1994 to 1995. Before joining Digital Equipment Corporation, Mr. Millerick served in several management positions at Wang Laboratories, leaving as Vice President-Corporate Controller and Acting Chief Financial Officer.

John J. Fry joined the Company as Vice President, General Counsel, and Secretary on November 26, 2007. From April 2005 until joining the Company, Mr. Fry was a principal of the law firm, Driggs, Hogg, & Fry Co., L.P.A. (formerly Driggs, Lucas, Brubaker & Hogg Co., L.P.A.), where his practice focused primarily on technology and intellectual property law. From August 1995 to April 2005, he held various legal positions at Philips Medical Systems (formerly Marconi Medical Systems and Picker International), including Senior Corporate Counsel and Intellectual Property Manager and counsel to Philips’ computed tomography business.

Donald B. Melson joined the Company as Vice President—Corporate Controller in March 2006. Mr. Melson was previously Vice President and Corporate Controller of Millipore Corporation, a publicly held global manufacturer of products and services for biopharmaceutical manufacturing and life science laboratories, from 2000 to 2006. Prior to this position, Mr. Melson held a number of financial management positions in Millipore Corporation and W. R. Grace & Co.

Our executive officers are elected annually by the board and hold office until their successors are chosen and qualified, subject to earlier removal by the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2007, M. Ross Brown and John A. Tarello received payments from us of $230,500 and $219,500, respectively, for consulting services provided to us. We do not currently have in place a policy for approving related person transactions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our board oversees our executive compensation program. In this role, the Compensation Committee annually reviews and approves all compensation decisions relating to our executive officers. Information about the Compensation Committee, including its composition, responsibilities and processes, and compensation, can be found at page 8 of this proxy statement.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•

promote the achievement of key strategic and financial performance measures by linking short-and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee has regularly evaluated our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are necessary to allow us to compete for executive talent with other companies in our industry and region. Further, our executive compensation program has tied a substantial portion of each executive’s overall compensation to the achievement of key strategic, financial and operational goals such as profit from operations. Finally, we have provided a portion of our executive compensation in the form of stock options and restricted stock grants that vest over time, which we believe helps to retain its executives and aligns their interests with those of our stockholders by allowing them to participate in our longer term success as reflected in stock price appreciation.

In making compensation decisions for fiscal 2007, the Compensation Committee engaged the services of Watson Wyatt, independent compensation consultants, to compare our executive compensation against that paid by a peer group of publicly traded companies in the technology industry. This peer group, which is periodically reviewed and updated by the Compensation Committee, consists of companies the Compensation Committee believes are generally comparable to our Company or against which the Compensation Committee believes we compete for executive talent. The companies included in this peer group were: AMIS Holdings Inc.; Analog Devices Inc.; BEI Technologies Inc.; Credence Systems Corp.; Cirrus Logic Inc.; and Mercury Computer Systems, Inc.

The Compensation Committee has generally targeted overall compensation for executives to be competitive with compensation paid to similarly situated executives of the companies in its peer group. Variations to this general target could occur as dictated by the experience level of the individual, market factors and performance. In fiscal 2007, the overall compensation was set in the bottom quartile of our peer group based upon the financial performance of the Company for the previous fiscal year.

For fiscal 2008, the Compensation Committee engaged the services of Watson Wyatt to assist us in defining an updated peer group of companies and collect relevant market data from those companies. This information was used to determine the appropriate mix of long-term incentive vehicles and to link the achievement of key strategic and financial performance measures to short- and long-term awards. The following 15 companies are included in the updated peer group: American Science and Engineering, Inc.; AnthroCare Corp.; Bruker Biosciences Corp.; Cognex Corp.; Datascope Corp.; ev3, Inc., FEI, Co.; GSI Group, Inc.; Haemonetics Corp.; Hologic, Inc.; Mercury Computer Systems, inc.; Micrel, Inc.; OmniVision Tech, Inc.; OSI Systems, Inc.; and Photronics, Inc. With information from these companies as well as survey data provided by Watson Wyatt, the Compensation Committee approved the fiscal 2008 annual incentive cash bonus plans and the performance contingent restricted stock awards. The target award levels for each of these incentive compensation programs generally approximate the median market values in our peer group for each of the eligible positions in the plans.

Components of our Executive Compensation Program

The primary elements of our fiscal 2007 executive compensation program were:

a) base salary;

b) executive annual incentive cash bonus plan;

c) discretionary cash bonuses;

d) stock option and restricted stock awards;

e) employee benefits and other compensation; and

f) severance and change-of-control benefits.

For fiscal 2007, we did not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by Watson Wyatt, determined what it believed to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing executive base salaries for fiscal 2007, the Compensation Committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the seniority and performance of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his prior employment, if applicable, the number of well qualified candidates to assume the individual’s role, and the financial performance of the Company in the past year. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies; in fiscal 2007, however, they were set in the bottom quartile of our peer group due in large part to the financial performance of the Company in the previous fiscal year. In the case of Mr. Green, his base salary was set by our employment agreement with him.

Base salaries are reviewed at least annually by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, individual performance and experience, and the performance of the Company. Base salaries for our executive officers (other than the chief executive officer (CEO) are set by the Compensation Committee, based on the recommendation of the CEO. The range of base salary increases for our executive officers (other than the CEO) for fiscal 2007 from fiscal 2006 was 0% to approximately 8%.

The base salary for our CEO was recommended by the Compensation Committee and ratified by our board. In November 2006, John W. Wood Jr. resigned as our President and was temporarily replaced as our principal executive officer by Bernard M. Gordon, a member of our board. In May 2007, James W. Green was appointed as our President and CEO, replacing Mr. Gordon as our principal executive officer, a capacity in which Mr. Gordon had acted as our Executive Chairman. As Executive Chairman, Mr. Gordon also served as the Chairman of the board, in which capacity he continues to serve. Mr. Wood’s annualized salary for fiscal 2007 remained the same as fiscal 2006 due primarily to our historical financial performance. Mr. Gordon’s compensation at the annualized rate of $350,000 per year while serving as our principal executive officer from

November 8, 2006 to May 20, 2007 and then as “Advisor to the President” from May 21, 2007 through July 31, 2007 was determined by the Compensation Committee based upon Mr. Gordon’s previous performance as our CEO. Mr. Green’s annualized base salary of $450,000 for the remainder of fiscal 2007 and for all of fiscal year 2008 is based upon his employment agreement with us, which was set by the Compensation Committee after taking into account the survey data of compensation for CEOs in the peer group, the level of responsibility, the base salary at his prior employment, and the number of well qualified candidates to assume the CEO role.

In fiscal 2008, the Compensation Committee charter was amended to authorize the Compensation Committee to review and approve the compensation of our CEO, in addition to its existing authority to review and approve the compensation of our other officers.

Executive Annual Incentive Cash Bonus Plan

For fiscal 2007, we provided an executive annual cash incentive bonus plan payment for all of our executives, except for the CEO, the Chief Operating Officer (the “COO”), and our Vice President, General Counsel, and Secretary. This plan was intended to compensate executives for the achievement of both a corporate performance target and individual performance objectives. Each executive officer’s annual bonus target was determined based on position, title, responsibilities, and total target cash compensation. The corporate performance targets and the individual objectives were given equal weight in the bonus calculation. The corporate performance targets generally conformed to the financial metrics contained in the internal business plan adopted by the board relating to an adjusted diluted earnings per share target. To receive a payment under this plan, a minimum adjusted diluted earnings per share target must have been achieved. The adjusted diluted earnings per share for fiscal 2007 were calculated by excluding interest income, profit realized from the operation of the hotel, and asset impairment charges from the fiscal 2007 diluted earnings per share. The greater the amount of the adjusted diluted earnings per share, the greater the amount was available for distribution under the corporate performance target portion of the plan. The corporate performance target is based on adjusted diluted earnings per share and was set by the Compensation Committee to be reasonably likely, but by no means certain, of being attained. Individual objectives were tied to the employee’s area of expertise and his performance in attaining those objectives. The maximum that could have been paid out under this plan was 150% of the original targeted award. The Compensation Committee approved the corporate financial target, the individual performance goals for each executive, the weighting of various goals for each executive, and the formula for determining potential bonus amounts based on achievement of those goals.

Target bonuses for the executive officers included in the fiscal 2007 plan were approved by the Compensation Committee, based on the recommendation of the COO. Target bonuses for the participating executive officers ranged between approximately 5% and approximately 16% of base salary for fiscal 2007. Of these target bonuses, 50% was tied to corporate performance targets, with the remaining 50% in each case tied to individual objectives.

Individual objectives for our executive officers included in the fiscal 2007 plan were recommended by the COO after consultation with the affected executive officers. The Compensation Committee worked with the COO to develop corporate and individual goals that they believed could be reasonably achieved during fiscal 2007. At the end of the fiscal 2007, the COO measured individual achievement for an executive officer by comparing actual performance of the executive to the previously-established goals. At the end of fiscal 2007, the COO reported to the Compensation Committee on the achievement of individual objectives for executive officers’ in this plan, and the Compensation Committee approved the payout of the individual objective bonuses to the executive officers, based on the COO’s recommendation. Individual objectives for fiscal 2007 generally related to operating results, continuous improvement initiatives, and talent development.

For fiscal 2008, we adopted a new executive annual incentive cash bonus plan. The fiscal 2008 plan is based on the achievement of revenue and adjusted diluted earnings per share targets. Under this plan, the executive officers have been given a target award and have the opportunity to earn a maximum of two times the target. Any amount paid under this plan that is above the target award will be paid with 50% cash and 50% restricted stock that will vest over a period of two years. The corporate performance targets were set by the Compensation Committee to be reasonably likely, but by no means certain, of being attained. Based on Mr. Green’s employment agreement, his target bonus for fiscal year 2008 is guaranteed at 65% of his base salary, or $292,500.

Discretionary Cash Bonuses

Our Compensation Committee may from time to time approve discretionary cash bonuses to its executive officers. During fiscal 2007, a discretionary cash bonus of $300,000 was paid to Mr. Gordon for his performance as our principal executive officer from November 8, 2006 through May 20, 2007. Further, discretionary cash bonuses of $250,000 and $20,000 were paid to Dr. Becker and Mr. Van Adzin (our former Vice President, General Counsel, and Secretary), respectively, for our and each’s individual performance during fiscal 2007. Finally, a discretionary bonus of $1,500 was paid to Mr. Melson in addition to the amount he received under the executive annual cash incentive bonus plan in recognition for individual performance during fiscal 2007 not contemplated in that plan.

In certain circumstances, we sometimes award new employees guaranteed bonuses, which are paid to the employee after completing one year of service. During fiscal 2007, we paid $25,000 to Mr. Melson for his guaranteed bonus after he completed one year of service.

Stock Option and Restricted Stock Awards

Our equity award program has been the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of the equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. All grants of options and restricted stock to our executives are approved by the Compensation Committee. In determining the size of equity grants awarded to our executives, the Compensation Committee considers company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, and the recommendations of management and Watson Wyatt. We do not have any equity ownership guidelines for our executives. The Compensation Committee did not grant any time-based stock options or restricted stock awards to any of our executive officers during fiscal 2007 due to our financial performance for the previous fiscal year, except for those granted to the CEO and Corporate Controller as part of their employment agreements.

Stock awards to our executives have been typically granted annually in conjunction with the review of their individual performance at the regularly scheduled meeting of the Compensation Committee held in the first quarter of each year. During fiscal 2007, there were no stock options or restricted stock granted to our executives as part of an annual grant. The only stock options and restricted stock granted by the Compensation Committee in fiscal 2007 were to new employees.

Stock options grants have a seven-year term and vest at a rate of 25% per year, beginning on the second anniversary of the grant date, and are subject to the executive’s continued employment. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

For fiscal 2007, restricted stock awards were time-based, vesting at a rate of 25% per year, beginning on the third anniversary of the date of the grant. Because such shares have a built-in value at the time the grants are made, we generally grant significantly fewer shares of restricted stock than the number of stock options we would grant for a similar purpose.

Based upon the Watson Wyatt study prepared for fiscal 2008, the Compensation Committee granted performance contingent restricted stock awards to our executive officers on October 26, 2007. The annual aggregate value of these awards was set near median levels for companies in our compensation peer group. Achievement of certain growth targets in our earnings per share over the three year period ending July 31, 2010 will result in the vesting of the restricted shares based on a predefined formula. The table below summarizes the performance contingent restricted stock awards granted to our executive officers in October 2007:

Name	Target Awards (1)	Maximum Awards
James W. Green (2)	7,500	15,000
Edmund F. Becker, Jr.	6,000	12,000
John J. Millerick	3,200	6,400
Alex A. Van Adzin	2,000	4,000
Donald B. Melson	2,000	4,000

(1)	These restricted stock awards are performance-based. The measurement period for the shares to be earned is August 1, 2007 through July 31, 2010 and all shares earned based on achievement of the performance goals will cliff-vest at the end of the measurement period. The number of shares to be earned at the end of the three year period will be determined based on the achievement of a compounded adjusted earnings per share growth percentage.

(2)	Mr. Green’s maximum performance contingent restricted stock award for fiscal 2008 was set at 5,000 shares by his employment contract. Also, by contract he received 50,000 time-based stock options, which were granted on May 21, 2007. On October 26, 2007, the Compensation Committee, with Mr. Green’s consent, cancelled 15,000 time-based stock options and granted performance contingent restricted stock award for a maximum of 15,000 shares, which has a target of 7,500 shares, to ensure that Mr. Green’s incentive compensation structure was consistent with those of the other executive officers. Had the Compensation Committee left the option grant in place, it would have granted to Mr. Green a performance contingent restricted stock award for a maximum of 5,000 shares and a target of 2,500 shares. In that circumstance, Mr. Green would have had less direct financial incentive than his direct reports to achieve the relevant performance goals for the 2008 performance contingent restricted stock awards.

Employee Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan with discretionary profit sharing contributions. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

During fiscal 2007, we provided other compensation to our executive officers in the following forms:

•

perquisites—Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid quarterly, for use in connection with customary perquisites, such as automobile and financial planning expenses.

•

severance—In return for Mr. Wood’s execution of his Severance and Settlement Agreement and Release (the “Severance Agreement”), he received a single lump sum payment of $203,000, which represents six months of his annualized fiscal 2007 base salary. As part of the Severance Agreement, Mr. Wood also received health and dental coverage for a period of 12 months from his resignation date, which had a cost to us of $18,000.

•

profit-sharing contributions—During fiscal 2007, we made a profit sharing contribution of $1,471,000, which is allocated to each of our U.S.-based employees based upon a point system taking into consideration base salary, age, and length of service.

•	relocation costs and related tax gross-ups—As a term of Mr. Green’s employment agreement, we paid for his relocation costs, grossed-up for tax purposes.

•

consulting fees—We will pay Mr. Wood $561,400 for consulting services to be provided to us on an as needed basis from January 1, 2007 through June 30, 2009. The $561,400 was determined based on the approximate value of Mr. Wood’s unvested time-based restricted stock grants, which were cancelled upon his retirement.

•

director fees—During fiscal 2007, Mr. Gordon, our Chairman of the board, was a non-employee director from August 1, 2006 through November 7, 2006. He received compensation in the amount of $42,333 for service as a director and as Chairman of the board in fiscal 2007, $27,083 of which he received while serving as our Executive Chairman from November 8, 2006 to May 20, 2007, in which capacity he served as our principal executive officer, and as our employee with the title “Advisor to the President” from May 21, 2007 through July 31, 2007.

Severance and Change-of-Control Benefits

Pursuant to an employment agreement between us and its current CEO and its current Vice President, General Counsel, and Secretary, and Change of Control Agreements between us and its CFO and former Vice President, General Counsel, and Secretary, as well as in our Severance Plan for Management Employees, Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), the 2007 Restricted Stock Plan, and the 2007 Stock Option Plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of the Company. We have provided more detailed information about these benefits with respect to our NEOs, along with estimates of their value under various circumstances, under the caption “Potential Payments upon Termination or Change of Control” beginning on page 32 of this proxy statement.

We believe that providing these benefits helps it compete for executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our severance and change of control benefits are generally in line with severance packages offered to executives by the companies in the peer group.

Our practice in the case of change-of-control benefits has been to structure these as “double trigger” benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our CEO and certain other highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although we do not believe that the limitations of Section 162(m) have a material impact on us at the current compensation levels, we periodically review the potential consequences of Section 162(m) and generally intend to structure the equity-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation would remain tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for fiscal 2007 in respect of our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2,9) ($)	Option Awards (3,9) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
John W. Wood Jr. Chief Executive Officer (6)	2007	210,257	—	(187,795)	10,090	—	330,693	363,245
Bernard M. Gordon Principal Executive Officer (7)	2007	271,247	300,000	—	24,021	—	345,490	940,758
James W. Green President and Chief Executive Officer (8)	2007	77,885	—	25,143	42,332	—	191,359	336,719
Edmund F. Becker, Jr. Executive Vice President and Chief Operating Officer	2007	350,000	250,000	40,833	9,159	—	3,157	653,149
John J. Millerick Senior Vice President, Chief Financial Officer, and Treasurer	2007	250,000	—	81,666	—	56,200	2,638	390,504
Alex A. Van Adzin (10) Vice President, General Counsel, and Secretary	2007	202,404	20,000	50,654	22,219		2,422	297,699
Donald B. Melson Vice President—Corporate Controller	2007	200,000	26,500	37,652	15,756	15,000	2,508	297,416

(1)	This column represents discretionary bonuses as discussed on pages 22 and 23 of this proxy statement.
(2)	This column represents the dollar amount we recognized as expense for financial statement reporting purposes with respect to fiscal 2007 related to restricted stock awards in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, disregarding the estimate for forfeitures, and thus includes amounts for restricted stock awards granted in fiscal 2007 as well as prior years. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2007. The negative amount for Mr. Wood is due the reversal of expense recognized in prior fiscal years due to his forfeiture of 20,000 shares upon his retirement in December 2006.
(3)	This column represents the dollar amount we recognized as expense for financial statement reporting purposes with respect to fiscal 2007 related to stock option awards in accordance with SFAS No. 123(R), disregarding the estimate for forfeitures, and thus includes amounts for stock option awards granted in fiscal 2007 as well as prior fiscal years. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2007.
(4)	This column represents incentive compensation earned for fiscal 2007 under our executive annual incentive cash bonus plan, which is described on page 22 of this proxy statement.
(5)	Please see the All Other Compensation table below.
(6)	Mr. Wood served as our Chief Executive Officer from August 1, 2006 through December 31, 2006.
(7)	Mr. Gordon, in his capacity as Executive Chairman, served as our principal executive officer from November 8, 2006 through May 20, 2007. He then served as an employee with the title “Advisor to the President” from May 21, 2007 through July 31, 2007. While serving as our principal executive officer and as “Advisor to the President”, Mr. Gordon received compensation of $271,247, which is based on an annualized rate of $350,000.
(8)	Mr. Green began serving as our Chief Executive Officer on May 21, 2007.
(9)	No stock options or restricted stock awards were granted in fiscal 2007 to the named executive officers other than those issued Mr. Green and Mr. Melson as part of their employment agreements.
(10)	Mr. Van Adzin resigned as an executive officer as of November 21, 2007.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Profit Sharing Contributions ($)	Perquisites ($)	Relocation Costs (1) ($)	Tax Gross Ups (2) ($)	Severance (3) ($)	Other (4) ($)	Total ($)
John W. Wood Jr.	—	—	—	—	213,500	127,693	341,193
Bernard M. Gordon	3,157	—	—	—		342,333	345,490
James W. Green	—	5,000	136,460	49,899	—	—	191,359
Edmund F. Becker, Jr.	3,157	—	—	—	—	—	3,157
John J. Millerick	2,638	—	—	—	—	—	2,638
Alex A. Van Adzin	2,422	—	—	—	—	—	2,422
Donald B. Melson	2,508	—	—	—	—	—	2,508

(1)	This column represents the relocation costs for Mr. Green discussed on page 24 of this proxy statement.
(2)	This column represents the tax gross-ups for Mr. Green’s relocation costs.
(3)	This column represents severance payments to Mr. Wood discussed on page 24 of this proxy statement.
(4)	This column represents consulting fees paid to Mr. Wood after his retirement as CEO and director fees paid to Mr. Gordon of $42,333 and a special payment of $300,000 to Mr. Gordon for past services provided to us. The consulting fees paid to Mr. Wood and the director fees paid to Mr. Gordon are discussed in further detail on page 24 of this proxy statement.

Grants of Plan-Based Awards

The following table shows all awards granted to each of our named executive officers during fiscal 2007.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
John W. Wood Jr.	—	—	—	—	—	—	—	—	—		—	—
Bernard M. Gordon	—	—	—	—	—	—	—	—	—		—	—
James W. Green	-5/21/2007	—	—	—	—	—	—	10,000	50,000	(2)	64.70	$1,736,500
Edmund F. Becker, Jr.	—	—	—	—	—	—	—	—	—		—	—
John J. Millerick	—	32,000	40,000	60,000	—	—	—	—	—		—	—
Alex A. Van Adzin	—	—	—	—	—	—	—	—	—		—	—
Donald B. Melson	-9/20/2006	8,000	10,000	15,000	—	—	—	4,500	4,500		58.41	354,465

(1)	The amounts shown in the column have been calculated in accordance with SFAS No. 123(R). Additional information can be found in Note 3 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2007.

(2)	On October 26, 2007, the Compensation Committee cancelled stock options for 15,000 shares with Mr. Green’s consent and issued a performance contingent restricted stock award with a target of 7,500 shares, of which 5,000 shares were in the place of the cancelled options in order to align his compensation structure with the other Named Executive Officers. Mr. Green will have the ability to earn up to 15,000 shares under this award. For further information on this award modification, see page 24 of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the named executive officers as of July 31, 2007. The market and payout values for unvested stock awards are calculated based on a market value of $66.39 per share (the closing market price of our common stock on July 31, 2007) multiplied by the number of shares subject to the award. All stock options shown in this table have a seven-year term and vest at the rate of 25% per year beginning on the second anniversary of the grant date, subject to the named executive officer’s continued employment.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisableu		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John W. Wood Jr.	—	—		—	—	—	—	—	—	—
Bernard M. Gordon	—	—		—	—	—	—	—	—	—
James W. Green	—	50,000	(1)	—	64.70	5/21/2014	10,000	663,900	—	—
Edmund F. Becker,	3,000	—		—	43.125	1/19/2008
Jr.	750	2,250	(2)	—	41.32	10/8/2011	2,499	165,909	—	—
John J. Millerick	—	—		—	—	—	4,999	331,884	—	—
Alex A. Van Adzin	—	2,500 1,500	(3) (2)	—	42.83 41.32	10/27/2010 10/8/2011	5,750	381,743	—	—
Donald B. Melson	—	4,500	(4)	—	58.41	9/20/2013	4,500	298,755	—	—

(1)	On October 26, 2007, the Compensation Committee cancelled stock options for 15,000 shares with Mr. Green’s consent and issued a performance contingent restricted stock award with a target of 7,500 shares, of which 5,000 shares were in the place of the cancelled options in order to align his compensation structure with the other named executive officers. Mr. Green will have the ability to earn up to 15,000 shares under this award. For further information on this award modification, see page 24 of this proxy statement.
(2)	50% of these options will vest on each October 8 of 2008 and 2009
(3)	33% of these options will vest on each October 27 of 2007 and 2008
(4)	25% of these options will vest on each September 20 of 2008, 2009, 2010, and 2011

Option Exercises and Stock Vested

The following table provides information regarding options and stock awards exercised and vested, respectively, for our named executive officers during fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
John W. Wood Jr.	3,246	28,792	—	—
Bernard M. Gordon	5,000	107,725	—	—
James W. Green	—	—	—	—
Edmund F. Becker, Jr.	—	—	1,250	86,925
John J. Millerick	—	—	2,500	173,850
Alex A. Van Adzin	3,000	96,950	1,250	69,650
Donald B. Melson	—	—	—	—

(1)	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise for each option.
(2)	Represents the fair market value of the common stock on the applicable vesting date, multiplied by the number of shares of restricted stock that vested on that date.

Potential Payments upon Termination or Change of Control

On May 21, 2007, we entered into a change of control agreement (“Change of Control Agreement”), with both Mr. Millerick and Mr. Van Adzin. The Change of Control Agreement provides, in summary, that if, during a period of twelve months after a qualifying change in control, we terminate the executive’s employment other than for “Cause” and not by reason of the executive’s disability, or the executive terminates his employment for good reason, we shall pay to the executive the aggregate of the following amounts, such amounts to be payable by us in a lump sum in cash within thirty days after the date of termination: (a) all accrued obligations; (b) the sum of (i) the executive’s annual base salary, and (ii) any annual bonus to which the executive is entitled under our then existing incentive plan; and (c) up to $25,000 for executive outplacement services utilized by the executive. The Change of Control Agreement obligates us in certain circumstances to continue, for twelve months or longer, certain benefits to the Executive and, where applicable, the Executive’s family.

On May 1, 2007, we entered into an employment agreement with Mr. Green. The employment agreement provides that if, during the employment period, we terminate Mr. Green’s employment other than for “cause”, we shall pay him twelve months of salary paid on a bi-weekly basis, a lump payment equal to his target bonus, and accelerate the vesting of stock options and restricted stock as follows:

•	a portion of the 5,000 shares of performance-based restricted stock granted as part of this agreement based on his service completed

•

50% of the unvested time-based stock options from his initial grant of 50,000 options granted as part of this agreement, of which 15,000 options were cancelled by the Compensation Committee in October 2007.

•	50% of his unvested time-based restricted stock from his one-time equity grant as part of this agreement.

•	100% of his unvested time-based stock options from his one-time equity grant as part of this agreement.

Mr. Green’s agreement also entitles him to the following change-in-control benefits in the event his employment is terminated without cause within twenty-four months following a change in control:

•	Two times base salary plus greater of the target or the three year average bonus

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, for year of termination

•	Benefit continuation for twenty-four months

•	Acceleration of all unvested equity awards

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Green.

Further, we have two severance plans, one of which is for management and the other for non-management employees. The plan for management employees covers our President and CEO, designated corporate officers, and other designated officers. Participants in the management plan are entitled to receive severance benefits as follows:

•

For the President and CEO, as well as other management employees reporting directly to the President and CEO, the employee receives a severance benefit of compensation and health and life insurance coverage equal to two weeks for each complete year of service, which may not be less than six months nor more than one year.

•

For all other management employees, the employee receives a severance benefit of compensation and health and life insurance coverage equal to two weeks for each complete year of service, which may not be less than two weeks nor more than one year.

Additionally, while not part of either severance plan, we have a practice of providing all employees over the age of forty with four weeks of additional severance benefits in addition to what they receive under the applicable severance plan.

Lastly, upon a qualifying change-in-control, any unvested restricted stock granted under our Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), and the 2007 Restricted Stock Plan will become immediately vested. Further, any unvested stock options granted under our 2007 Stock Option Plan will become immediately vested and exercisable upon a qualifying change-in-control.

The tables below reflect the compensation and benefits due to each named executive officer upon an involuntary termination other than for cause, and a termination following a change of control without cause or by the executive officer for good reason. The amounts shown assume that each termination of employment was effective as of July 31, 2007. The value of accelerated stock options was calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing stock price of our common stock as of July 31, 2007, which was $66.39. The value of accelerated restricted stock was calculated by multiplying the number of accelerated shares by the closing price of our common stock as of July 31, 2007. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

James W. Green

Element	Involuntary Termination without Cause ($)	Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	450,000	900,000
Annual Incentive Plan Bonus	292,500	292,500

Benefits and perquisites
Health and Welfare Benefit Continuation	—	27,500
Excise Tax Gross-Up		712,891

Long-term Incentives
In-the-Money Value of Accelerated Stock Options	71,825	84,500
Value of Accelerated Restricted Stock	497,925	995,850

Total Value: Incremental Benefits	1,312,250	3,013,241

1	On October 26, 2007, the Compensation Committee cancelled stock options for 15,000 shares with Mr. Green’s consent and issued a performance contingent restricted stock award with a target of 7,500 shares, of which 5,000 shares were in the place of the cancelled options in order to align his compensation structure with the other named executive officers. Mr. Green will have the ability to earn up to 15,000 shares under this award. The portion of the 15,000 time-based stock options that could have vested as originally contemplated have been included in this amount because they had not been cancelled as of July 31, 2007. For further information on this award modification, see page 24 of this proxy statement.
2	As part of Mr. Green’s employment agreement, we were obligated to grant him a performance-based restricted stock award for a maximum of 5,000 shares. On October 26, 2007, the Compensation Committee granted Mr. Green a performance contingent restricted stock award for a maximum of 15,000 shares under the 2007 Restricted Stock Plan. The 5,000 share award called for in Mr. Green’s employment agreement is included in this award.

Edmund F. Becker, Jr.

Element	Involuntary Termination without Cause ($)	Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	350,000	350,000
	—	—

Benefits and perquisites
Health and Welfare Benefit Continuation	13,750	13,750

Long-term Incentives
Value of Accelerated Restricted Stock	—	165,909

Total Value: Incremental Benefits	363,750	529,659

John J. Millerick

Element	Involuntary Termination without Cause ($)	Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	125,000	250,000
Annual Incentive Plan Bonus	—	56,200

Benefits and perquisites
Health and Welfare Benefit Continuation	6,875	13,750
Outplacement Services	—	25,000

Long-term Incentives
Value of Accelerated Restricted Stock	—	331,884

Total Value: Incremental Benefits	131,875	676,834

Alex A. Van Adzin

Element	Involuntary Termination without Cause ($)	Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	102,500	205,000
	—

Benefits and perquisites
Health and Welfare Benefit Continuation	6,875	13,750
Outplacement Services	—	25,000

Long-term Incentives
Value of Accelerated Restricted Stock	—	381,743

Total Value: Incremental Benefits	109,375	625,493

Donald B. Melson

Element	Involuntary Termination without Cause ($)	Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	23,077	23,077
Annual Incentive Plan Bonus	—	—

Benefits and perquisites
Health and Welfare Benefit Continuation	1,587	1,587
	—	—

Long-term Incentives
Value of Accelerated Restricted Stock	—	298,755

Total Value: Incremental Benefits	24,664	323,419

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership of our equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such filings by our directors, executive officers, and 10% stockholders, or written representations from certain of those persons, we believe that all filings required to be made by those persons during fiscal 2007 were timely made.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2007 were Dr. Wilson, Chairman, Dr. Modic, Mr. Tarello, Dr. Steinhauer, and Mr. Voboril. Mr. Tarello resigned from our Compensation Committee as of June 22, 2007. None of our executive officers has served as a director or member of the compensation committee of any other company whose executive officers, or any of them, serve as a member of our board or Compensation Committee. During fiscal 2007, Mr. Tarello received $219,500 from us for consulting services.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information about the shares of Common Stock authorized for issuance under our equity compensation plans as of July 31, 2007:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	338,588	$47.55	1,097,189	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	338,588	$47.55	1,097,189	(1)

(1)	Includes 478,102 shares issuable under our Employee Stock Purchase Plan in connection with current and future offering periods under that plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Gerald L. Wilson, Chairman Michael T. Modic Fred B. Parks Bruce W. Steinhauer Edward F. Voboril

AUDIT COMMITTEE REPORT

The Audit Committee of our board is comprised of four members, each of whom qualifies as an “independent” director under current NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviewed our audited financial statements for fiscal 2007, and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel, and the independent auditors, the following:

•	the plan for, and the independent registered public accounting firm’s report on, the audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application, and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls, or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of our internal controls and accounting, financial, and auditing personnel.

Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from us. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit-related services to us is compatible with maintaining such registered public accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended July 31, 2007.

AUDIT COMMITTEE James J. Judge, Chairman Bruce W. Steinhauer Edward F. Voboril Gerald L. Wilson

INFORMATION REGARDING THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has not yet selected the independent registered public accounting firm which will audit our financial statements for the fiscal year ending July 31, 2008. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm for each fiscal year since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees billed to us by our independent registered public accounting firm:

	Fiscal 2007	Fiscal 2006
	(In Thousands)	(In Thousands)
Audit Fees (a)	$1,590	$2,533
Audit-Related Fees (b)	34	32
Tax Fees (c)	79	170
All Other Fees (d)	3	4

	$1,706	$2,739

(a)	Fees for audit services billed related to fiscal 2007 consisted substantially of the following:
•	Audit of our July 31, 2007 annual financial statements
•	Reviews of our quarterly financial statements in fiscal 2007
•	Internal control attestation procedures as required by the Sarbanes-Oxley Act of 2002, Section 404

Fees for audit services billed related to fiscal 2006 consisted substantially of the following:

•	Audit of our July 31, 2006 annual financial statements
•	Reviews of our quarterly financial statements in fiscal 2006
•	Internal control attestation procedures as required by the Sarbanes-Oxley Act of 2002, Section 404

(b)	Fees for audit-related services billed related to fiscal 2007 and fiscal 2006 consisted of the following:
•	Filing of SEC Forms S-8 and 8-K

(c)	Fees for tax services billed in fiscal 2007 and fiscal 2006 consisted substantially of the following:
•	U.S. and foreign tax compliance
•	Tax planning and advice services relating to international restructuring plan

(d)	All other fees related to fiscal 2007 and 2006 consisted primarily of licenses to a web-based accounting research tool and an automated accounting disclosure checklist.

The fees related to the services above were approved by the Audit Committee.

The Audit Committee has adopted a policy in its charter to pre-approve all services (audit and non-audit) to be provided to us by our independent registered public accounting firm, except that de minimis non-audit services may be approved in accordance with applicable SEC rules, including paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. In considering the nature of the services provided by the independent registered public accounting firm, during fiscal 2007 and fiscal 2006 the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Company management and the independent registered public accounting firm to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the American Institute of Certified Public Accountants. None of the services above were approved by the Audit Committee pursuant to the exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

PROPOSALS OF STOCKHOLDERS

A stockholder of the Company who intends to present a proposal for action at our 2009 annual meeting of stockholders may seek to have his or her proposal included in our proxy materials for that meeting by notifying us of such intention and furnishing the text of the proposal to us. Such notice must also include the stockholder’s address and statement of the number of shares of Common Stock held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. The proposal must satisfy the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy materials relating to the 2009 annual meeting of stockholders. To have a proposal considered for inclusion in the proxy materials for the 2009 annual meeting of stockholders, a stockholder must give the notice mentioned above and submit his or her proposal no later than                                 ; provided that if the 2009 annual meeting of stockholders is not held within 30 days before or after the anniversary date of the 2008 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and send its proxy materials. The notice and text should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

If a stockholder wishes to make a proposal at the 2009 annual meeting of stockholders and does not notify us of that matter by                     , 2008, the proxies that management solicits for the 2009 annual meeting of stockholders will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before that meeting.

OTHER MATTERS

We know of no business which will be presented for consideration at the meeting other than that set forth in this proxy statement. However, if any such other business shall come before the meeting, the persons named in the proxies or their substitutes shall vote the proxies in respect of any such business in accordance with their best judgment.

The cost of preparing, assembling, and mailing the proxy materials will be borne by us. We may solicit proxies other than by the use of the mails, in that certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone, through correspondence, or in person, to obtain proxies. We have also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $7,500, plus expenses related to the solicitation. We will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their out-of-pocket expenses in so doing.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in a household. We will promptly deliver a separate copy of either document to any stockholder who writes to or calls us at the following address or telephone number: Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary; telephone number: 978-326-4000. If a stockholder wishes to receive separate copies of our annual report and proxy statement in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her, or its bank, broker, or other nominee record holder. Alternatively, the stockholder may contact us at the above-referenced address or telephone number.

WE WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SEC. A request for our Annual Report on Form 10-K should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

For the board of directors

John J. Fry

Secretary

                                , 2007

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

APPENDIX A

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

Analogic Corporation, having a registered office at 8 Centennial Drive, Peabody, Massachusetts 01961, certifies as follows:

FIRST, Article 6(f) of the Restated Articles of Organization of the corporation, including Exhibit D to the Restated Articles of Organization referenced therein, is amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on November 26, 2007 by the board of directors and January 28, 2008 by the shareholders in the manner required by law and the Restated Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

ARTICLE 6(f) is amended to read as follows:

Election of Directors: See Exhibit D attached hereto.

EXHIBIT D to the Restated Articles of Organization referenced in Article 6(f) is amended such that it is replaced in its entirety with Exhibit D attached hereto.

FOURTH, this Amendment does not authorize an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendments will become effective at the time and on the date when these Articles of Organization are approved by the Division.

Signed by

(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this [            ] day of January, 2008.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $            having been paid, said articles are deemed to have been filed with me this             day of             20            , at             a.m./p.m.

time

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Contact information:

John J. Fry

Analogic Corporation

8 Centennial Drive

Peabody, MA 01960

Telephone: 978-326-4000

Email: jfry@analogic.com

EXHIBIT D

AMENDMENT TO RESTATED ARTICLES OF ORGANIZATION

ELECTION OF DIRECTORS

The Restated Articles of Organization shall include the following Provision in Article 6:

f. Election of Directors

Until the division of Directors into classes is terminated as provided below, the Directors of the Corporation shall be divided into three classes: (Class I, Class II and Class III). Each class shall consist, as nearly as may be possible, of one-third of the whole number of the board of directors. At the 2008 Annual meeting of Stockholders, the Class I Directors shall be elected for terms expiring at the 2011 Annual meeting of Stockholders; at the 2009 Annual meeting of Stockholders, the Class II Directors shall be elected for terms expiring at the 2010 Annual meeting of Stockholders; at the 2010 Annual meeting of Stockholders, both the Class II and Class III Directors shall be elected for terms expiring at the 2011 Annual meeting of Stockholders; and at the 2011 Annual meeting of Stockholders and at each Annual meeting of Stockholders thereafter, all Directors shall be elected for terms expiring at the next Annual meeting of Stockholders (or, in each case above, until their successors shall be elected and qualified). From and after the 2011 Annual meeting of Stockholders, the Directors shall no longer be divided into classes. For so long as the Directors are divided into classes, if the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

APPENDIX B

Amendments to By-laws, Article II, Sections 2 and 5

Section 2. Number. A board of directors of such number, not less than five, nor more than ten, as shall be fixed by the board before each annual meeting of the stockholders, shall be elected by the stockholders at the annual meeting.

Section 5. Election and Tenure. Until the division of Directors into classes is terminated as provided below, the Directors of the Corporation shall be divided into three classes; Class I, Class II, and Class III. Each class shall consist as nearly as may be possible, of one-third of the whole number of the board of directors. At the 2008 Annual meeting of Stockholders, the Class I Directors shall be elected by the shareholders for terms expiring at the 2011 Annual meeting of Stockholders; at the 2009 Annual meeting of Stockholders, the Class II Directors shall be elected by the shareholders for terms expiring at the 2010 Annual meeting of Stockholders; at the 2010 Annual meeting of Stockholders, both the Class II and Class III Directors shall be elected by the shareholders for terms expiring at the 2011 Annual meeting of Stockholders; and at the 2011 Annual meeting of Stockholders and at each Annual meeting of Stockholders thereafter, all Directors shall be elected by the shareholders for terms expiring at the next Annual meeting of Stockholders (or, in each case above, until their successors shall be elected and qualified or their earlier death, resignation or removal). From and after the 2011 Annual meeting of Stockholders, the Directors shall no longer be divided into classes. For so long as the Directors are divided into classes, (a) if the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified, (b) no decrease in the number of Directors constituting the board of directors shall shorten the term of any incumbent Director and (c) any Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until such Director’s successor shall have been elected and qualified. Any Director may resign by delivering his written resignation to the Corporation at its principal office, or to the Chairman of the board or Secretary.

B-1

APPENDIX C

ANALOGIC CORPORATION

NON-EMPLOYEE DIRECTOR STOCK PLAN

Article 1. Designation, Purpose, and Duration

1.1 Designation of the Plan. This document is an incentive compensation plan to be known as the “Analogic Corporation Non-Employee Director Stock Plan” (the “Plan”). This Plan provides for the grant of Shares to Non-Employee Directors and for the acquisition of Deferred Stock Units by Non-Employee Directors, subject to the terms and provisions set forth herein.

1.2 Purpose of the Plan. The primary purposes of this Plan are to further the growth and development of the Company and to promote the achievement of other long-term objectives of the Company by linking the personal interests of Non-Employee Directors to those of our stockholders and by enhancing our ability to attract, motivate, and retain Non-Employee Directors of outstanding competence.

1.3 Duration of the Plan. Unless terminated sooner pursuant to Article 9, this Plan will terminate at the close of business on the day before the tenth anniversary of the date this Plan is approved by our stockholders. Upon termination of this Plan, outstanding Awards will remain outstanding, but no additional Awards may be issued under this Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the initial letter of the word is capitalized:

(a) “Annual Cash Retainer” means the sum of the annual base cash compensation received by a Non-Employee Director for service on the Board, the annual base cash compensation, if any, received by such Non-Employee Director for service as a member of a Committee, and, if applicable, all other compensation received by such Non-Employee Director for service as Chairman of the Board and as a Committee Chairman.

(b) “Annual Retainer” means the sum of the Annual Cash Retainer and the Annual Share Retainer. All other compensation and fees payable in connection with a Non-Employee Director’s service as a Director or as a Committee member, including without limitation payments received for attendance at board and Committee meetings, are expressly excluded from the meaning of Annual Retainer.

(c) “Annual Share Retainer” means the annual equity compensation received under this Plan by a Non-Employee Director for service on the Board.

(d) “Award” means, individually or collectively, an award under this Plan of Shares or Deferred Stock Units.

(e) “Board” or “board of directors” means the board of directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means any of the Board’s standing Committees.

(h) “Company” means Analogic Corporation, a Massachusetts corporation, and any successor thereto as provided in Section 10.6.

(i) “Compensation Committee” means the Board’s Compensation Committee.

(j) “Decreased Value” means the depreciation in the worth of a Deferred Stock Unit from the date of Award up to and including the then most-recent Valuation Date, as determined by the Compensation Committee pursuant to a Valuation.

(k) “Deferred Stock Unit” or “Unit” means an Award acquired by a Participant under this Plan, and having a value which changes in direct relation to changes in the value of Shares, as determined pursuant to a Valuation.

(l) “Director” means any individual who is a member of the board of directors.

(m) “Employee” means any common law employee of the Company or any of our Subsidiaries. For purposes of this Plan, an individual whose only service relationship with the Company is as a Director shall not be deemed to be an Employee.

(n) “Fair Market Value” shall mean the closing price on the NASDAQ Global Select Market on the relevant date, or (if there were no sales on such date) on the last trading date preceding the relevant date.

(o) “Increased Value” means the appreciation in the worth of a Deferred Stock Unit from the date of Award up to and including the then most-recent Valuation Date, as determined by the Compensation Committee pursuant to a Valuation.

(p) “Initial Annual Retainer” means the Annual Retainer, as prorated if applicable, received by an individual for the calendar year in which he or she is first elected as a Non-Employee Director.

(q) “Initial Value” means the value of a Deferred Stock Unit on the date of award, as determined in accordance with the provisions of this Plan.

(r) “Non-Employee Director” means any individual who is a member of the board of directors, but who is not an Employee of the Company or a Subsidiary of the Company.

(s) “Participant” means a Non-Employee Director who has an outstanding Award granted under this Plan. References herein to the “Participant” shall include the beneficiary of such Participant unless the context requires otherwise.

(t) “Shares” means the shares of common stock of the Company, par value $.05 per share.

(u) “Subsidiary” means any corporation in which the Company owns directly, or indirectly through one or more Subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns directly, or indirectly through one or more Subsidiaries, at least fifty percent (50%) of the combined equity thereof.

(v) “Valuation” means an evaluation of the worth of a Deferred Stock Unit based on changes in the Fair Market Value of the Shares, as determined by the Compensation Committee pursuant to this Plan.

(w) “Valuation Date” means a date on which Deferred Stock Units are valued pursuant to this Plan.

Article 3. Administration

3.1 Administration by the Compensation Committee; Powers. This Plan shall be administered by the Compensation Committee, subject to terms of this Plan. Subject to the terms of this Plan and the powers granted to the full board of directors, the Compensation Committee shall have the full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with this Plan’s provisions. The Compensation Committee may establish rules and forms for the administration of this Plan and may delegate specific duties and responsibilities, including without limitation calculations of Valuation, to officers or other employees of the Company.

3.3 Decisions Binding. All determinations and decisions made by the Compensation Committee pursuant to this Plan, and all related orders or resolutions of the Compensation Committee shall be final, conclusive, and binding on all persons and entities, including the Company, its stockholders, Employees, Non-Employee Directors, Participants, and their estates and beneficiaries.

Article 4. Participation

Persons eligible to participate in this Plan are limited to Non-Employee Directors while serving on the Board.

Article 5. Annual Equity Grants for Non-Employee Directors

5.1 Annual Equity Grants. Commencing February 1, 2008, and on each February 1 thereafter, each Non-Employee Director shall receive an Annual Share Retainer of that number of Shares equal to the quotient determined by dividing the dollar value of such Annual Share Retainer as established pursuant to this Plan by the Fair Market Value of a Share on February 1 of the relevant year. Fractional Shares shall not be issued if such quotient is not a whole number; such quotient shall be rounded to the nearest full Share. Initially, such dollar value shall be $35,000. Thereafter, the dollar value of the Annual Share Retainer may be adjusted from year to year pursuant to Section 5.3 of this Plan, (subject to a $70,000 per Non-Employee Director maximum annual dollar value during the 10-year term of this Plan).

5.2 Timing of Payout. Certificates for the Shares shall be issued as soon as administratively possible following February 1 of each year.

5.3 Annual Review. As part of its ongoing evaluation of Non-Employee Director compensation, prior to November 1 in each year the Compensation Committee shall conduct a review of the continued appropriateness of the then-current dollar value of the Annual Share Retainer, and recommend the dollar value thereof to be Awarded in the following calendar year. The value recommended may be adjusted higher or lower than the previously-Awarded value, as the Compensation Committee determines is appropriate. Subject to the limitation set forth in Section 5.1 above, the board shall then establish the dollar amount, if any, of the Annual Share Retainer to be Awarded pursuant to this Plan for the following calendar year.

Article 6. Annual Deferral Opportunity

6.1 Deferral of Annual Retainers. During the term of this Plan, each Non-Employee Director may elect to receive any or all of his or her Annual Retainer in the form of Deferred Stock Units. Elections to receive Deferred Stock Units pursuant to this Section 6.1 shall be subject to the provisions of this Article 6. If a Non-Employee Director fails to make any such election with respect to his or her Annual Retainer for a given calendar year, or fails to do so in timely fashion pursuant to Section 6.2, none of such Non-Employee Director’s Annual Retainer for such calendar year shall be deferred pursuant to this Plan.

6.2 Election. Each election described in Section 6.1, with respect to the Annual Retainer for any given calendar year, shall be made by a written notice of election, on a form provided by the Company, which notice is received by the Company no later than December 15 of the preceding calendar year. Each such election may apply solely to such given calendar year or to such given calendar year and one or more consecutively-succeeding calendar years as may be specified by the Participant in his or her election. Each new Non-Employee Director shall make an election with respect to his or her initial Annual Retainer within thirty (30) days after first becoming a Director, provided that such election shall be effective only with respect to amounts that would have been received (absent the election) after the last day of the period during which the election may be made. If less than all of an Annual Cash Retainer or an Annual Share Retainer is deferred pursuant to such an election, the amount thereof deferred, respectively, may be made only in ten percent (10%) increments thereof.

6.3 Number of Deferred Stock Units. The number of Deferred Stock Units to be granted in connection with an election pursuant to this Article 6 shall equal the dollar amount of the Annual Retainer being deferred divided by the Fair Market Value of a Share on the date the scheduled payment to the Director of the amount deferred would have been made.

6.4 Vesting of Deferred Stock Units. Subject to the terms of this Plan, all Deferred Stock Units acquired under this Article 6 shall vest fully upon the acquisition of such Deferred Stock Units.

Article 7. Deferred Stock Units

7.1 Value of Deferred Stock Units. Each Deferred Stock Unit shall have an Initial Value equal to the Fair Market Value determined for purposes of Section 6.3. Subsequent to such date of Award, the value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a Share as determined pursuant to a Valuation. Valuations shall be made from time to time with respect to the issuance of: (a) Deferred Stock Units, including those issued by reason of the conversion of dividend equivalents pursuant to Section 7.2, and (b) quarterly reports pursuant to Section 7.6; and at such other times as the Compensation Committee, in its discretion, deems appropriate,

7.2 Dividend Equivalents. Dividend equivalents shall be earned on Deferred Stock Units provided under this Plan. Such dividend equivalents shall be converted into an equivalent amount of Deferred Stock Units, on the dividend payment date, based upon the Valuation of a Deferred Stock Unit on each date dividend equivalents are converted into Deferred Stock Units. The converted Deferred Stock Units will be fully vested upon conversion.

7.3 Timing and Amount of Payout. Except as provided otherwise in this Plan, the payout of the Initial Value combined with the Increased Value or the Decreased Value of each grant of Deferred Stock Units shall be made in a single cash payment within thirty (30) days following the Participant’s termination of service on the board or sooner, if so elected by the Participant as part of the election made pursuant to Section 6.2, on a date certain selected by the Participant; provided, however, such selected date may not be less than one year from the date on which such Deferred Stock Units are to be acquired as result of such election by such Participant pursuant to this Plan.

7.4 Hardship Withdrawals. Neither a Participant nor his or her beneficiary (as established pursuant to Section 10.3) is eligible to withdraw the Valuation credited to an Account (as defined Section 7.5) prior to the time specified in Section 7.3. However, such Valuation may be subject to early withdrawal if an unforeseeable emergency (within the meaning of Treas. Reg. § 1.409A-3(i)(3)) occurs with respect to the Participant. For purposes of this Plan, an unforeseeable emergency is a severe financial hardship resulting from (1) an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent; (2) loss of the Participant’s property due to casualty; or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved (1) through reimbursement or compensation from insurance or otherwise, (2) by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not cause severe financial hardship), or (3) by cessation of deferrals under this Plan. The Compensation Committee shall have sole discretion to determine whether to approve any hardship withdrawal, the amount of which shall be limited to the amount deemed by the Compensation Committee reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution). The Compensation Committee’s decision will be final and binding on all interested parties. If the

Compensation Committee approves a hardship withdrawal, (1) no election deferral which is (a) applicable for the remainder of the calendar year within which the hardship withdrawal is received or (b) applicable for the next succeeding calendar year if the Participant’s election under Section 6.2 for the year in which the hardship withdrawal is received was applicable for such next succeeding calendar year, shall be given effect, and (2) no election may be made by such Participant for such next succeeding calendar year (if the Participant’s election for the year in which the hardship withdrawal is received was not applicable for such next succeeding calendar).

7.5 Deferred Stock Unit Account. A Deferred Stock Unit Account (the “Account”) shall be established and maintained by the Company for each Participant who receives Deferred Stock Units pursuant to this Plan. As the value of each Deferred Stock Unit changes pursuant to Section 7.1, the Account established on behalf of each Participant shall be adjusted accordingly. Each Account shall be the record of the Deferred Stock Units granted to the Participant pursuant to this Plan on each applicable grant date, shall be maintained solely for accounting purposes, and shall not require segregation of any Company assets.

7.6 Quarterly Reports. Each Participant with Deferred Stock Units shall receive quarterly reports providing detailed information about his or her respective Account and changes in that Account during the preceding quarter.

Article 8. Reservation of Shares

The Company shall reserve and set aside One Hundred Thousand (100,000) shares of its authorized but unissued $.05 par value Common Stock (“Common Stock” for issuance under this Plan). Issuance of Deferred Stock Units from time to time shall not be deemed to reduce the number of authorized shares then remaining available for issuance under this Plan. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, or other similar change in capitalization, the number and class of securities available under this Plan shall be equitably adjusted by the Company in the manner determined by the Board or Compensation Committee.

Article 9. Amendment, Modification, and Termination

9.1 Alteration, Termination Discontinuance Amendment, Suspension, and Amendment. The board may amend, suspend, or terminate this Plan or any portion thereof at any time and from time to time, subject to all applicable laws, rules, regulations, and the like, including without limitation those which may require stockholder approval

9.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of this Plan shall in any material manner adversely affect any Award previously provided under this Plan, without the written consent of the Participant holding the Award.

9.3 Conditions to Effectiveness of the Plan. This Plan was adopted by the board of directors on November 26, 2007 and will become effective upon approval by our stockholders. No Award may be granted under this Plan after the day prior to the tenth anniversary of the date on which this Plan was approved by our stockholders. No Award shall be granted if the grant and/or issuance of Shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction. Furthermore, if any term or provision of this Plan shall be deemed invalid, unlawful, or unenforceable, that term or provision in question shall be revised in order to be valid, lawful, and enforceable, but will not affect any other provision of this Plan.

Article 10. Miscellaneous

10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.2 Benefit Transfers. The interests of any Participant or beneficiary entitled to payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber, transfer, or assign any of the benefits or rights which he or she may expect to receive, contingently or otherwise, under this Plan except as may be required by the tax withholding provisions of the Code or of a state’s income tax act. Notwithstanding the foregoing, amounts payable with respect to a Participant hereunder may be paid as follows:

(a) Payments with respect to a disabled or incapacitated person may be paid to such person’s legal representative for such person’s benefit, to a custodian under the Uniform Gifts or Transfers to Minors Act of any state, or to a relative or friend of such person for such person’s benefit; and

(b) Transfers by the Participant to a grantor trust established pursuant to Sections 674, 675, 676, and 677 of the Code for the benefit of the Participant or a person or persons who are members of his or her immediate family (or for the benefit of their descendants) shall be recognized and given effect, provided that any such transfer has not been disclaimed prior to the payment, and the trustee of such trust certifies to the Compensation Committee that such transfer occurred without any payment of consideration for such transfer.

10.3 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form provided by the Company, and will be effective only when filed by the Participant in writing with the Compensation Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

10.4 No Right of Nomination. Nothing in this Plan shall be deemed to create any obligation on the part of the board to nominate any Director for reelection by our stockholders.

10.5 Stock Splits/Stock Dividends. In the event of any change in corporate capitalization of the Company, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for issuance under this Plan and the number and unit price of Deferred Stock Units that are outstanding under this Plan, as may be determined to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

10.6 Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.7 Requirements of Law. The granting of Awards under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.8 Governing Law. The provisions of this Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

10.9 Unfunded Plan. The Deferred Stock Unit Accounts maintained for Participants under this Plan shall be bookkeeping accounts, which shall at all times be reflected on our books as general unsecured and unfunded obligations of the Company, and this Plan shall not give any person or entity any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company. No person shall have a right to payment hereunder greater than the right of a general unsecured creditor.

10.10 Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Compensation Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the board or Compensation Committee.

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

978-326-4000

Annual Meeting Proxy Card

A Election of Directors

The Board of Directors recommends a vote FOR the election of the nominees as Directors.

1. To elect the nominees as Directors.

Nominees:

For Withhold

01 - M. Ross Brown

02 - Michael T. Modic

03 - Edward F. Voboril

B Issues

The Board of Directors recommends a vote FOR Proposals 2 and 3.

For Against Abstain

2. To declassify our Board of Directors.

3. To approve the Analogic Corporation Non-Employee Director Stock Plan.

4. To act upon all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy)

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

0 1 1 3 8 6

1UPX

C O Y

Proxy - Analogic Corporation

Proxy for Annual Meeting of Stockholders to be held on January 28, 2008

This Proxy is solicited on behalf of the Board of Directors of Analogic Corporation

The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoints James W. Green, John J. Millerick, and John J. Fry, or any one of them, attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the “Company”) to be held at the Company’s headquarters located at 8 Centennial Drive, Peabody, Massachusetts 01960 on January 28, 2008 at 11:00 a.m. and at any adjourned sessions thereof, and there to vote and act with respect to all shares of common stock of the Company which the undersigned shall be entitled to vote or act upon, with all the powers that the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR election of the nominees as directors, FOR declassification of the Board of Directors, and FOR approval of the Analogic Corporation Non-Employee Director Stock Plan.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE